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                                                                     NUMBER 4 OE
                                                            ORIGINAL  5 EXECUTED
                                                                    COUNTERPARTS

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                               AGREEMENT OF LEASE

                                     between

                         PARK AVENUE SOUTH/ARMORY, INC.

                                    Landlord,

                                       and

                          KALEIDOSCOPE HOLDINGS, INC.

                                     Tenant,


                               Dated: June 5, 1992


                                    PREMISES:

                               Entire Second Floor
                              345 Park Avenue South
                               New York, New York


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Article  1   Rent ........................................................     1

Article  2   Preparation of the Demised Premises .........................     3

Article  3   Adjustments of Rent .........................................     3

Article  4   Electricity .................................................     9

Article  5   Use .........................................................    11

Article  6   Alterations and Installations ...............................    11

Article  7   Repairs .....................................................    15

Article  8   Requirements of Law .........................................    16

Article  9   Insurance, Loss, Reimbursement, Liability ...................    17

Article 10   Damage by Fire or other Cause ...............................    20

Article 11   Assignment, Mortgaging, Subletting, Etc .....................    22

Article 12   Certificate of Occupancy ....................................    27

Article 13   Adjacent Excavation - Shoring ...............................    27

Article 14   Condemnation ................................................    28

Article 15   Access to Demised Premises; Changes .........................    29

Article 16   Conditions of Limitation ....................................    30

Article 17   Re-entry by Landlord, Injunction ............................    32

Article 18   Damages .....................................................    33

Article 19   Landlord's Right to Perform Tenant's Obligations ............    35

Article 2O   Quiet Enjoyment .............................................    36

Article 2l   Services and Equipment ......................................    36

Article 22   Definitions .................................................    38

Article 23   Invalidity of Any Provision .................................    39


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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Article 24   Brokerage                                                        40

Article 25   Subordination                                                    40

Article 26   Certificate of Tenant                                            42

Article 27   Legal Proceedings, Waiver of Jury Trial                          42

Article 28   Surrender of Premises                                            43

Article 29   Rules and Regulations                                            43

Article 30   Consents and Approvals                                           43

Article 31   Notices                                                          44

Article 32   No Waiver                                                        44

Article 33   Captions                                                         45

Article 34   Inability to Perform                                             45

Article 35   No Representations by Landlord                                   45

Article 36   Name of Building                                                 46

Article 37   Restrictions Upon Use                                            46

Article 38   Arbitration                                                      46

Article 39   Indemnity                                                        47

Article 40   Memorandum of Lease                                              47

Article 41   Miscellaneous                                                    47

Article 42   Security                                                         48

Article 43   Partnership                                                      51

Article 44   Work Credit                                                      52

Article 45   Landlord's Option to Terminate                                   54

SCHEDULES

     A - Floor Plan                                                          A-l
     B - Rules and Regulations                                               B-l
     C - Landlord's Work                                                     C-l
     D - Cleaning Specifications                                             D-l


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     AGREEMENT OF LEASE made as of this ____ day of May, 1992, between PARK
AVENUE SOUTH/ARMORY, INC., an ___________ corporation, having an office at c/o Montrose Realty Corporation, 380 Madison Avenue, New York, New York 10017-2593,
Attn: Thomas Warren, Vice President (hereinafter referred to as "Landlord") and KALEIDOSCOPE HOLDINGS, INC., a New York corporation, having an office at 345 Hudson Street, New York, New York (hereinafter referred to as Tenant").

                                   WITNESSETH:

     Landlord hereby leases and Tenant hereby hires from Landlord, in the building (hereinafter referred to as the "Building") known as 345 Park Avenue South, New York, New York, the following space: the entire second (2nd) floor as shown on the plan annexed hereto as Schedule A (which space is hereinafter referred to as "the demised premises"); for a term to commence on the date hereof (hereinafter referred to as the "Commencement Date"), and shall end on the last day of the month preceding the month in which occurs the tenth (l0th, anniversary of the Rent Commencement Date (as such term is defined in Section
1.01 hereof; such date on which the term of the Lease expires is hereinafter referred to as the "Expiration Date") or on such date as such term shall sooner cease and terminate as hereinafter provided.

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, trustees, successors and assigns, hereby covenant as follows:

                                    ARTICLE 1

                                      RENT

     1.01. (a) Tenant shall pay to Landlord a fixed annual rent (hereinafter referred to as "fixed annual rent") as follows:

          (i) THREE HUNDRED NINETY-SEVEN THOUSAND FORTY-FOUR and 00/100 ($397,044.00) DOLLARS per year for the period commencing on a date (herein referred to as the "Rent Commencement Date"), which shall be the earlier of
     (i) the date the demised premises are ready for occupancy (as defined in Section 1.05 hereof), (ii) the date Tenant or anyone claiming under or through Tenant first occupies the demised premises for the conduct of its business, and (iii) November 1, 1992 and ending on the last day of the month preceding the month in which occurs the third (3rd) anniversary of the Rent Commencement Date;

          (ii) FOUR HUNDRED FORTY-ONE THOUSAND ONE HUNDRED SIXTY and 00/100 ($441,160.00) DOLLARS per year for the period beginning on the first day of the month in which occurs the third (3rd) anniversary of


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     the Rent Commencement Date and ending on the last day of the month preceding the month in which occurs the sixth (6th) anniversary of the Rent Commencement Date;

          (iii) FOUR HUNDRED SIXTY-THREE THOUSAND TWO HUNDRED EIGHTEEN and 00/100 ($463,218.00) DOLLARS per year for the period beginning on the first day of the month in which occurs the sixth (6th) anniversary of the Rent Commencement Date and ending on the last day of the month preceding the month in which occurs the eighth (8th) anniversary of the Rent Commencement Date; and

          (iv) FOUR HUNDRED EIGHTY-Five THOUSAND TWO HUNDRED SEVENTY-SIX and 00/100 ($485,276.00) DOLLARS per year for the period commencing on the first day of the month in which occurs the eighth (8th) anniversary of the Rent Commencement Date and ending on the Expiration Date.

     (b) Notwithstanding anything contained herein to the contrary, the fixed annual rent payable by Tenant pursuant to subsection 1.01(a) hereof shall be abated for:

     (i) The one hundred eighty (180) day period beginning on the Rent Commencement Date and ending on the date to occur one hundred seventy-nine (179) days thereafter;

     (ii) The four (4) month period beginning on the first day of the month in which occurs the first (1st) anniversary of the Rent Commencement Date; and

    (iii) The two (2) month period beginning on the first day of the month in which occurs the second (2nd) anniversary of the Rent Commencement Date.

     (c) Tenant agrees to pay the fixed annual rent in lawful money of the United States of America, in equal monthly installments in advance on the first day of each calendar month during said term, at the office of Landlord or such other place in the United States of America as Landlord may designate, without any setoff or deduction whatsoever, except such deduction as may be occasioned by the occurrence of any event permitting or requiring a deduction from or abatement of rent as specifically set forth in Articles 10 and 14 hereof. Should the obligation to pay fixed annual rent commence on any day other than on the first day of a month, then the fixed annual rent for such month shall be prorated on a per diem basis.

     (d) The first month's installment of fixed annual rent due under this Lease and the security to be deposited under Article 42 hereof shall be paid by Tenant upon the execution of this Lease.

     1.02. Tenant shall pay the fixed annual rent and additional rent as above and as hereinafter provided, by good and sufficient check (subject to collection) drawn on a New York City bank which is a member of the New York


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Clearinghouse Association or a successor thereto. All sums other than fixed annual rent payable by Tenant hereunder shall be deemed additional rent (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of fixed annual rent), and shall be payable on demand, unless other payment dates are hereinafter provided.

     1.03. If Tenant shall fail to pay when due any installment of fixed annual rent or any payment of additional rent for a period of five (5) days after such installment or payment shall have become due, Tenant shall pay interest thereon at the Interest Rate (as such term is defined in Article 22 hereof), from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed additional rent.

     1.04. If any of the fixed annual rent or additional rent payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any Legal Requirement (as such term is defined in Article 22 hereof), Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the rents shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and
(b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

     1.05. The demised premises shall be deemed ready for occupancy on the date that "Tenant's Work", as defined in Article 44 hereof, in the demised premises shall have been substantially completed; and it shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the non-completion of which do not materially interfere with Tenant's use of the demised premises.

                                    ARTICLE 2

                       PREPARATION OF THE DEMISED PREMISES

     2.01. Tenant has examined the demised premises and agrees to accept same in their "as is" condition as of the date hereof, and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the demised premises for Tenant's occupancy.


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     2.02. Landlord shall, at Landlord's expense, perform the work in the demised premises described on Schedule C annexed hereto. All such work as Landlord is required to perform pursuant to Schedule C at Landlord's expense is hereinafter called "Landlord's Work".

     2.03. Landlord shall, at Landlord's expense, refurbish the elevator cabs servicing the demised premises. All such work is hereinafter called "Building Work".

     2.04. Within ten (10) business days of the date hereof, Landlord shall provide Tenant with a New York City Buildings Department Form ACP-5 for the demised premises, based on, and issued in connection with, Landlord's plans for the demolition of the demised premises previously performed by Landlord.

                                    ARTICLE 3

                               ADJUSTMENTS OF RENT

     3.01. For the purposes of this Article 3, the following definitions shall apply:

          (a) The term "Base Tax" shall mean the product obtained by multiplying
     (i) the assessed values of the Building and the parcel of land on which the Building is constructed (hereinafter called the "Land") on which the real estate taxes payable by Landlord would be based for the Tax Year commencing July 1, 1992, and ending on June 30, 1993 by (ii) the real property tax rate for such Tax Year.

          (b) The term "Tenant's Proportionate Tax Share" shall be deemed to mean 8.54 (8.54%) percent.

          (c) The term "Taxes" shall mean (i) all real estate taxes, assessments, sewer rents and water charges, governmental levies, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed levied or imposed upon all or any part of the Land, the Building and the sidewalks, plazas or streets in front of or adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord and/or the Land and/or Building, under the laws of the United States, the State of New York, or any political subdivision thereof, or by the City of New York, or any political subdivision thereof, and (ii) any expenses incurred by Landlord in contesting any of the foregoing set forth in clause (i) of this sentence or the assessed valuations of all or any part of the Land and Building, etc. or collecting any refund. If, due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the Land and/or Building, in addition to, or in substitution in whole or in part for any tax

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     which would constitute "Taxes", or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes".

          (d) The term "Tax Year" shall mean each period of twelve months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease or such other period of twelve months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

          (e) The term "Operating Year" shall mean the full calendar year in which the term of this lease commences and each succeeding calendar year thereafter.

          (f) The term "Base Year" shall mean the calendar year 1992.

          (g) "Operating Expenses" shall mean the total of all the costs and expenses incurred or borne by Landlord in connection with the operation and maintenance of the Building, and the services provided tenants therein, including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder other than Landlord's Work. Operating Expenses shall include, without being limited thereto, the following: (i) salaries, wages, medical, surgical and general welfare benefits (including group life insurance) and pension payments of employees of the managing agent for the Building (or, in the event of a successor Landlord the employees of such managing agent or Landlord) engaged in the operation and maintenance of the Building; (ii) payroll taxes, workmen's compensation, uniforms and dry cleaning for the employees referred to in subdivision (i);
     (iii) the cost of all charges for steam, heat, ventilation, air-conditioning and water (including sewer rental) furnished to the Building (including common areas thereof), together with any taxes on any such utilities; (iv) the cost of all charges for rent, casualty, war risk, (if obtainable from the United States government) and liability insurance,
     (v) the cost of all building and cleaning supplies and charges for telephone for the Building; (vi) the cost of all charges for management, cleaning, window cleaning and service contracts for any areas of the Building; (vii) the cost of Building electric current. For the purposes of this clause (viii), the cost of Building electric current shall be deemed to mean the cost of all electricity purchased, including any taxes thereon or fuel or other adjustments in connection therewith, for use in the Building other than that which is furnished to the demised space of other tenants in the Building; the parties agree that fifty (50%) percent of the Building's payment to the public utility for the purchase of electricity shall be deemed to be payment for Building electric current; (viii) the cost relating to the elevators and escalators; (ix) the cost relating to protection and security; (x) the cost relating to lobby decorations and interior and exterior landscape maintenance; (xi) repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first class office building; (xii) painting of non-tenanted areas; (xiii) professional and consulting fees; (xiv) association fees or dues and (xv) the cost of capital expenditures made to the Building, after the expiration of the

     Base Year, by reason of the laws and requirements of any public authorities or the requirements of insurance bodies. The term "Operating Expenses," as used and defined under this subsection 3.01 (g), shall not, however, include the following items: (l) depreciation and amortization (except as otherwise provided in this subsection); (2) interest on and amortization of debts; (3) the cost of tenant improvements made for new tenant(s) of the Building; (4) brokerage commissions; (5) financing or refinancing costs;
     (6) the cost of any electricity consumed in the demised premises or any other space in the Building demised to tenant(s); (8) Taxes; and (9) the cost of the Building Work and other renovation work currently being performed by Landlord with respect to the Building lobby.

          If, after the expiration of the Base Year, Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Operating Expenses, then the cost thereof shall be included in Operating Expenses. The costs of capital equipment or capital expenditures are so to be included in Operating Expenses for the Operating Year in which the costs are incurred and subsequent Operating Years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Operating Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the Interest Rate at the time of Landlord's having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Operating Expenses, then the rentals and other costs paid or incurred in connection with such leasing shall be included in Operating Expenses for the Operating Year in which they were incurred.

          If during all or part of any Operating Year including the Base Year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Operating Expenses hereunder) to portions of the Building (including without limitation the demised premises) due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant (including without limitations Tenant) or such portion, or such tenant is itself obtaining and providing such item of work of service, or for any other reasons, then, for the purposes of computing the additional rent payable hereunder pursuant to
     Section 3.02 hereof, the amount of the expenses for such item(s) for such period shall be deemed to be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such items(s) of work or services to such portion of the Building.

          (h) The term "Tenant's Proportionate Operating Share" shall be deemed to mean 9.1 (9.1%) percent.

               (i) "Tenant's Proportionate Share of Increase" shall mean the percentage set forth in Section 3.01(h) multiplied by the increase in Operating Expenses for an Operating Year over Operating Expenses in the Base Year.

          (j) "Tenant's Projected Share of Increase" shall mean Tenant's Proportionate Share of Increase for the prior Operating Year and the reasonably estimated increase in costs for the current Operating Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

          (k) The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year or Operating Year (as the case may be) pursuant to this Article 3.

     3.02. A. After the expiration of the Base Year and any Operating Year, Landlord shall furnish Tenant an Escalation Statement setting forth Tenant's Proportionate Share of Increase, with respect to the Operating Expenses incurred for such Base Year or Operating Year. Within thirty (30) days after receipt of such Escalation Statement for any Operating Year, Tenant shall pay Tenant's Proportionate Share of Increase to Landlord as additional rent.

     B. Commencing with the 1993 Operating Year, Tenant shall pay to Landlord as additional rent for the then Operating Year, Tenant's Projected Share of Increase. If the Escalation Statement furnished by Landlord to Tenant pursuant to this Section 3.02 at the end of the then Operating Year shall indicate that Tenant's Projected Share of Increase exceeded Tenant's Proportionate Share of Increase, Landlord shall forthwith either (i) pay the amount of excess directly to Tenant concurrently with the notice or (ii) permit Tenant to credit the amount of such excess against the subsequent payments of rent due hereunder; if such statement furnished by Landlord to Tenant hereunder shall indicate that Tenant's Proportionate Share of Increase exceeded Tenant's Projected Share of Increase for the then Operating Year, Tenant shall forthwith pay the amount of such excess to Landlord.

     (C) Notwithstanding anything herein to the contrary, the payment of additional rent payable by Tenant pursuant to this Section 3.02 with respect to the period prior to June 1, 1993 shall be deferred and shall not be required to be paid until such date.

     3.03. A. Tenant shall pay as additional rent for each Tax Year a sum (hereinafter referred to as "Tenant's Tax Payment") equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Base Tax. Tenant's Tax Payment for each Tax Year shall be due and payable in twelve (12) equal monthly installments, in advance, (on the first day of each month during such Tax Year) based upon the Escalation Statement furnished prior to the commencement of such Tax Year, until such time as a new Escalation Statement for a subsequent Tax Year shall become effective. If an Escalation Statement is furnished to Tenant after the commencement of a Tax Year in respect of which such Escalation Statement is rendered, then (a) until the first day of the month following the month in which the Escalation Statement is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to one-twelfth of the Tax Payment for the preceding Tax Year; and (b) within 15 days after the Escalation Statement for such Tax Year is furnished to Tenant, Tenant shall pay to Landlord an amount equal to the amount of any underpayment of Tenant's Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord shall permit Tenant to credit against subsequent payments under this Section 3.03 the amount of Tenant's overpayment. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid in the same manner as provided in the preceding sentence. If during the term of this Lease, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least 30 days prior to the date payments are due to the taxing authorities or the superior mortgagee. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes.

     B. If the real estate tax fiscal year of The City of New York shall be changed during the term of this Lease, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 3.03.

     C. If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall permit Tenant to credit against subsequent payments under this Section
3.03 Tenant's Proportionate Share of the net refund (after deducting from such total refund the costs and expenses, including but not limited to, appraisal, accounting and legal fees of obtaining the same, to the extent that such costs and expenses were not included in the Taxes for such Tax Year); provided such credit to Tenant shall in no event exceed Tenant's Tax Payment paid for such Tax Year.

     D. If the Base Tax is reduced as a result of an appropriate proceeding or otherwise, Landlord shall give notice to Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this Article, and Tenant shall pay the amount of the deficiency within 10 days after demand therefor.

     3.04. Tenant shall pay to Landlord upon demand, as additional rent, any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

     3.05. Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default), whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the Tax Year or Operating Year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Tax Year or Operating Year. Prior to or promptly after said expiration or termination, Landlord shall compute the additional rent, if any, due from Tenant as aforesaid, which computations shall either be based on amounts payable during such Tax Year or Operating Year or be an estimate based upon the most recent statements theretofore prepared by Landlord and furnished to Tenant. If an estimate is used, then Landlord shall cause statements to be prepared on the basis of amounts payable during such Tax Year or Operating Year, and upon Landlord's furnishing such statement to Tenant, Landlord and Tenant shall make appropriate adjustments of amounts then owing.

     3.06. Payments shall be made pursuant to this Article 3 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the term of this Lease.

     3.07. In no event shall the fixed annual rent ever be reduced by operation of this Article 3 and the rights and obligations of Landlord and Tenant under the provisions of this Article 3 with respect to any additional rent shall survive the termination of this Lease.

     3.08. Landlord's failure to render an Escalation Statement with respect to any Tax Year or Operating Year, respectively, shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year. Tenant's obligation to pay escalation for any Tax or Operating Year during the term of this Lease shall survive the expiration or earlier termination of this Lease.

     3.09. Each Escalation Statement shall be conclusive and binding upon Tenant unless within 30 days after receipt of such Escalation Statement. Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement, specifying the particular respects in which such Escalation Statement is claimed to be incorrect. Any dispute relating to any Escalation Statement shall be resolved by arbitration pursuant to Article 38 hereof, which arbitration shall be by three (3) arbitrators each of whom shall have at least ten (10) years' experience in the supervision of the operation and management of major office buildings in Manhattan. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the Escalation Statement that Tenant is disputing, without prejudice to Tenant's position.

                                    ARTICLE 4

                                   ELECTRICITY

     4.01. Submeters are installed to measure Tenant's consumption of electric energy in the demised premises. Tenant agrees that electric current will be supplied by Landlord to the demised premises and Tenant will pay Landlord or Landlord's designated agent, as additional rent for the supplying of electric current, an amount or amounts set by Landlord. The amount to be charged to Tenant by Landlord per "KW" and "KWHR" pursuant to this Article for electricity consumed within the demised premises, shall be 110% of the amount at which Landlord from time to time purchases each KW and KWHR of electricity for the same period from the utility company, which amount (herein, as adjusted from time to time, called "Landlord's Rate") shall be determined by dividing the cost established by said utility company (averaged separately for KWs and KWHRs) during each respective billing period by the number of KWs and KWHRs consumed by the Building appearing on the utility company invoice for such period. In no event shall the additional rent billed to Tenant pursuant to this Article 4 for submetered electricity supplied to the demised premises be less than Landlord's actual cost therefor. Where more than one meter measures the service of Tenant, the service rendered through each meter shall be aggregated and billed in accordance with the rates herein. Bills therefor shall be rendered at such times as Landlord may elect and the amount shall be deemed to be, and be paid as, additional rent. In the event that such bills are not paid within five (5) days after the same are rendered, Landlord may, without further notice, discontinue the service of electric current to the demised premises without releasing Tenant from any liability under this Lease and without Landlord or Landlord's agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service. At the option of Landlord, Tenant also agrees to purchase from Landlord or its agent all lamps or bulbs used in the demised premises and to pay for the cost of installation thereof. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. In the event that in Landlord's sole judgment Tenant's electrical requirements necessitate the installation of an additional riser, risers or other proper and necessary equipment in connection with Tenant's electrical requirements, the same shall be installed by Landlord at Tenant's sole expense. Tenant agrees that at all times its installations and use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installations serving the demised premises. Landlord agrees that there shall be available for Tenant's use and distribution through the demised premises, at Tenant's cost and expense, up to 800 amperes of 230 volt electric connected load. If (i) in Landlord's reasonable opinion Tenant's installation overloads the electrical vaults/feeders or any riser(s) and/or switch(es) in or servicing the Building or (ii) Tenant requests additional power in addition to that which is being supplied by Landlord on the date of initial occupancy, then if and to the extent allocated power is available in the Building for use by Tenant without resulting in allocation to Tenant of a disproportionate amount of allocated power, Landlord shall, at Tenant's cost and expense, provide and install in conformity with law any additional riser or risers and/or any and all switch or switches to connect additional power to the demised premises, and Tenant agrees to pay Landlord its then-established connection charge for each additional amp of power or portion hereof so supplied to the demised premises, together with the cost of installing such additional risers, switches and related equipment. It is further agreed by Tenant that all of the aforesaid costs and expenses are chargeable and collectible as additional rent and shall be paid by Tenant to Landlord within five (5) days after rendition of any bill or statement to Tenant therefor. Landlord may discontinue any of the aforesaid services upon thirty (30) days notice to Tenant without being liable to Tenant therefor or without in any way affecting this Lease or the liability of Tenant hereunder or causing a diminution of rent and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. In the event Landlord gives such notice of discontinuance Landlord shall permit Tenant to receive such service direct from the public utility corporation upon condition that Tenant shall at its sole expense entirely segregate Tenant's electrical system so that the same is in no way dependent upon or connected to the circuits or distribution facilities of Landlord or any other tenant and that upon vacating the demised premises, Tenant will restore at its sole expense same to the condition existing prior to such segregation. Tenant shall make no electrical installations, alterations, additions or changes to electrical equipment or appliances without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld. Tenant will comply with the General Rules, Regulations, Terms and Conditions applicable to Service, Equipment, Wiring and Changes in Requirements in accordance with the requirements of the public utility supplying electricity to the Building in the same manner as if Tenant was serviced directly by such utility. If any tax is imposed upon Landlord's receipt from the sale or resale of electrical energy or gas or telephone service to Tenant by any Federal, State or Municipal Authority, Tenant agrees that, where permitted by law, Tenant's pro-rata share of such taxes shall be passed on to, and included in the bill of, and paid by Tenant to Landlord.

     4.02. In the event that as of the Commencement Date, there exist in the feeders and switches to the point of entry to the demised premises conditions which constitute violations of New York City Building Code, as promulgated as of the Commencement Date, then provided that Tenant shall not alter or affect such conditions in connection with the performance of alterations or improvements in the demised premises or in any other manner, Tenant shall have no obligation to cure such conditions and Landlord agrees to cure same reasonably promptly after receipt from Tenant of notice thereof.

                                    ARTICLE 5

                                       USE

     5.01. The demised premises shall be used solely as and for executive and general offices of Tenant and/or its "Affiliates," as defined in Section 22.05 hereof, and for no other purposes.

     5.02. Tenant shall not use or permit the use of the demised premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of the Certificate of Occupancy for the demised premises or the Building, and Tenant shall not suffer or permit the demised premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the demised premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building. Tenant further agrees that it will not commit any act of waste upon the demised premises and Tenant hereby waives any rights it may have under Section 8.03 of the Real Property and Proceedings Law of the State of New York. Tenant shall not install any electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience or annoyance.

                                    ARTICLE 6

                          ALTERATIONS AND INSTALLATIONS

     6.01. Tenant shall make no alterations, installations, additions or improvements in or to the demised premises without Landlord's prior written consent and then only by contractors or mechanics first approved by Landlord. All such work, alterations, installations, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate. Prior to commencement of such work, Tenant shall obtain and deliver to Landlord written, unconditional waivers of mechanic's or other liens on the real property in which the demised premises are located, signed by all architects, engineers, contractors, mechanics and designers to become involved in such work.

     Any installations, materials and work which may be undertaken by or for the account of Tenant to prepare, equip, decorate and furnish the demised premises for Tenant's occupancy (such work hereinafter sometimes called "Tenant's Finish Work") and any future work in the demised premises shall be effected solely in accordance with plans and specifications first approved in writing by Landlord. Tenant shall reimburse Landlord promptly upon demand for any costs and expenses incurred by Landlord in connection with Landlord's review of such Tenant's plans and specifications. Landlord will not unreasonably withhold or delay its consent to requests for nonstructural alterations, additions and improvements (provided they will not affect the outside of the Building or adversely affect its structure, electrical, HVAC, plumbing or mechanical systems).

     Any such approved alterations and improvements shall be performed in accordance with the foregoing and the following provisions of this Article 6:

          1. All work shall be done in a good and workmanlike manner.

          2. (a) In the event Tenant shall employ any contractor to do in the demised premises any work permitted by this Lease, such contractor and any subcontractor shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or result in causing disharmony with other workers employed at the Building. Tenant will inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the demised premises at least fourteen (14) days prior to the beginning of work by such contractor or subcontractor.

          (b) Tenant covenants and agrees to pay to contractor, as the work progresses, the entire cost of supplying the materials and performing the work shown on Tenant's approved plans and specifications.

          3. All such alterations shall be effected in compliance with all applicable laws, ordinances, rules and regulations of governmental bodies having or asserting jurisdiction in the demised premises.

          4. Tenant shall keep the Building and the demised premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises on Tenant's behalf, and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Building.

          5. During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord who shall be permitted access to the demised premises and the opportunity to inspect, at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection.

          6. With respect to alteration or improvement work costing more than $10,000.00, Tenant agrees to pay to Landlord's managing agent, as additional rent, promptly upon being billed therefor, a sum equal to fifteen (15%) percent of the cost of such work or alteration, for Landlord's indirect costs, field supervision and coordination in connection with such work. However, such payment shall not be required of Tenant with respect to Tenant's Work.

          7. Prior to commencement of any work, Tenant shall furnish to Landlord certificates evidencing the existence of:

               (i) workmen's compensation insurance covering all persons employed for such work; and

               (ii) reasonable comprehensive general liability and property damage insurance naming Landlord, its designees and Tenant as insureds, with coverage of at least $3,000,000 single limit.

          8. Before commencing any work Tenant shall furnish to Landlord such bonds for payment and completion or such other security for completion thereof and payment therefor as Landlord shall require and in such form as is satisfactory to Landlord and in an amount which will be 110% of Landlord's estimate of the cost of performing such work. Such payment shall not be required from the Tenant named herein with respect to Tenant's Work or with respect to future alterations in the demised premises provided that the Tenant named herein shall furnish to Landlord reasonable written evidence that Tenant has sufficient funds available for completion thereof.

Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the demised premises.

     6.02. Any mechanic's lien, filed against the demised premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant at its expense within thirty (30) days after such filing, by payment, filing of the bond required by law or otherwise.

     6.03. All alterations, installations, additions and improvements made and installed by Landlord, including without limitation any work referred to in
Article 2 hereof shall be the property of Landlord and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease.

     6.04. All alterations, installations, additions and improvements made and installed by Tenant, or at Tenant's expense, upon or in the demised premises which are of a permanent nature and which cannot be removed without damage to the demised premises or Building shall become and be the property of Landlord, and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease, except that Landlord shall have the right and privilege at any time up to six months prior to the expiration of the term of this Lease to serve notice upon Tenant that any of such alterations, installations, additions and improvements which are "Non-Standard Building Alternations" (as defined below) shall be removed and, in the event of service of such notice, Tenant will, at Tenant's own cost and expense, remove the same in accordance with such request, and restore the demised premises to their original condition, ordinary wear and tear and casualty excepted. For the purposes hereof, a "Non-Standard Building Alteration" shall include: auditoriums or similar type special use areas, vaults, atriums, kitchen equipment or cafeterias (but excluding Dwyer Units), and slab reinforcements which reduce the height of the finished ceiling within the demised premises or impede the installation of duct work and other normal installations above the finished ceiling.

     6.05. Where furnished by or at the expense of Tenant all furniture, furnishings and trade fixtures, including without limitation, murals, business machines and equipment, counters, screens, grille work, special paneled doors, cages, movable partitions, metal railings, movable closets, paneling, lighting fixtures and equipment, drinking fountains, refrigeration and air handling equipment, and any other movable property shall remain the property of Tenant which may, at its option, remove all or any part thereof at any time prior to the expiration of the term of this Lease. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than three (3) months prior to the expiration of the term of this Lease, specifying the items of property which it has decided not to remove. If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of the said property, Tenant shall, at its expense, remove the same and at Landlord's option either repair any damage caused by such removal or restore the affected portion of the demised premises to its original condition. As to such property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord.

     6.06. If any alterations, installations, additions, improvements or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in Sections 6.04 and 6.05 hereof (herein in this Section
6.06 called the "property") are not removed on or prior to the expiration of the term of this Lease, Landlord shall have the right to remove the property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the demised premises or the Building resulting from the removal of the property Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's cost in repairing such damage. This obligation shall survive any termination of this Lease.

     6.07. Tenant shall keep records of Tenant's alterations, installations, additions and improvements costing in excess of $5,000, and of the cost thereof. Tenant shall, within 30 days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building, or in connection with any proceeding instituted pursuant to Article 16 hereof.

                                    ARTICLE 7

                                     REPAIRS

     7.01. Tenant shall take good care of the demised premises and shall, at its sole cost and expense, make such repairs to the demised premises and the fixtures and appurtenances therein as are necessitated by the act, omission, occupancy or negligence of Tenant or by the use of the demised premises in a manner contrary to the purposes for which same are leased to Tenant, as and when needed to preserve them in good working order and condition. Tenant, at its expense, shall promptly replace all scratched, damaged or broken doors and glass in and about the demised premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the demised premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. Tenant shall promptly make, at Tenant's expense, all repairs in or to the demised premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by contractor(s) designated by Landlord. Any other repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible, shall be performed by Landlord at Tenant's expense. Except as otherwise provided in
Section 9.05 hereof, all damage or injury to the demised premises and to its fixtures, appurtenances and equipment or to the Building or to its fixtures, appurtenances and equipment caused by Tenant moving property into or out of the Building or by installation or removal of furniture, fixtures or other property, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs, restoration or replacements, the same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within 15 days after rendition of a bill therefor.

     The exterior walls of the Building, the portions of any window sills outside the windows, the windows, the fire stairs, any terraces or Building set back areas, utility closets and any shafts passing through the floor on which the demised premises are located are not part of the premises demised by this Lease, and Landlord reserves all rights to such parts of the Building.

     7.02. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law.

     7.03. Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. The parties hereto recognize that the operation of elevators, air conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and demised premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold.

     7.04. Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof.

                                    ARTICLE 8

                               REQUIREMENTS OF LAW

     8.01. Tenant, at Tenant's sole cost and expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, and with any direction of any public officer or officers, pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises, or the use or occupation thereof.

     8.02. Notwithstanding the provisions of Section 8.01 hereof, Tenant, at its own cost and expense, in its name and/or (whenever necessary) Landlord's name, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any governmental act, regulation or directive with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

          (a) such non-compliance shall not subject Landlord to criminal prosecution or subject the Land and/or Building to lien or sale;

          (b) such non-compliance shall not be in violation of any fee mortgage, or of any ground or underlying lease or any mortgage thereon;

          (c) Tenant shall first deliver to Landlord a surety bond issued by a surety company of recognized responsibility, or other security satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such non-compliance; and

          (d) Tenant shall promptly and diligently prosecute such contest.

     Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

     8.03. In the event that as of the Commencement Date, there exist in the demised premises conditions with respect to the Class E System or fire stopping which constitute violations of New York City Building Code or other conditions which constitute violations of New York City Local Law No. 5, as promulgated as of the Commencement Date, then provided that Tenant shall not alter or affect such conditions in connection with the performance of alterations or improvements in the demised premises or in any other manner, Tenant shall have no obligation to cure such conditions and Landlord agrees to cure same reasonably promptly after receipt from Tenant of notice thereof.

                                    ARTICLE 9

                    INSURANCE, LOSS, REIMBURSEMENT, LIABILITY

     9.01. Tenant shall not cause, do, or permit to be done any act or thing upon the demised premises, which will invalidate or be in conflict with New York standard fire insurance policies covering the Building, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon the demised premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the demised premises.

     9.02. If, as a result of any act or omission by Tenant or violation of this Lease, the rate of fire insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord's fire insurance premiums so caused; such reimbursement to be additional rent payable upon the first day of the month following any outlay by Landlord for such increased fire insurance premiums. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Building or demised premises issued by the body making fire insurance rates for the demised premises, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the demised premises.

     9.03. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless any of the foregoing shall be caused by or due to the negligence of Landlord, its agents, servants or employees.

     9.04. Landlord or its agents shall not be liable for any damage which Tenant may sustain, if at any time any window of the demised premises is broken, or temporarily or permanently (restricted to windows on a lot line, if permanet1y) closed, darkened or bricked up for any reason whatsoever, except only Landlord's arbitrary acts if the result is permanent, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction.

     9.05. Tenant shall reimburse Landlord for all expenses damages or fines incurred or suffered by Landlord, by reason of any breach, violation or non-performance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant except as provided in Section 6.05 of this Lease, or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants or employees, in the use or occupancy of the demised premises. Subject to the provisions of Section 8.02 hereof, where applicable, Tenant shall have the right, at Tenant's own cost and expense, to participate in the defense of any action or proceeding brought against Landlord, and in negotiations for settlement thereof if, pursuant to this Section 9.05, Tenant would be obligated to reimburse Landlord for expenses, damages or fines incurred or suffered by Landlord.

     9.06. Tenant shall give Landlord notice in case of fire or accidents in the demised premises promptly after Tenant is aware of such event.

     9.07. Tenant agrees to look solely to Landlord's estate and interest in the Land and Building, or the lease of the Building, or of the Land and Building, and the demised premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord (or the partners or members thereof if Landlord is other than an individual or corporation) shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the demised premises, or any other liability of Landlord to Tenant.

     9.08. (a) Landlord agrees that, if obtainable at no additional cost, it will include in its fire insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. But should any additional premiums be exacted for any such clause or clauses, Landlord shall be released from the obligation hereby imposed unless Tenant shall agree to pay such additional premium.

     (b) Tenant agrees to include, if obtainable at no additional cost, in its fire insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. But should any additional premium be exacted for any such clause or clauses, Tenant shall be released from the obligation hereby imposed unless Landlord or the other tenants shall agree to pay such additional premium.

     (c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees, and against every other tenant in the Building who shall have executed a similar waiver as set forth in this
Section 9.08(c) for loss or damage to, Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

     (d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subdivisions 9.08 (a) and (b) hereof cannot be obtained. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

     9.10. Tenant covenants and agrees to provide on or before the Commencement Date and to keep in force during the term hereof for the benefit of Landlord and Tenant a paid-up comprehensive general liability insurance policy protecting Landlord, Landlord's managing agent, lessors under superior leases and the holders of any mortgages affecting the Land and/or Building and Tenant against any liability whatsoever, occasioned by any occurrence on or about the demised premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies satisfactory to Landlord, and shall be in such limits as Landlord may reasonably require and as of the date of this Lease Landlord reasonably requires limits of liability thereunder of not 1ess than the amount of Three Million ($3,000,000) Dollars per occurrence for bodily or personal injury (including death) and in the amount of Three Hundred Thousand ($300,000) Dollars in respect of property damage. Such insurance may be carried under a blanket policy covering the demised premises and other locations of Tenant, if any. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the effective date of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance. Said certificate shall contain an endorsement that such insurance may not be cancelled except upon ten (10) days' notice to Landlord. Tenant shall also maintain during the term hereof "all risk" property insurance covering Tenant's Property and improvements and betterments to a limit of the replacement cost thereof. and Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.

                                   ARTICLE 10

                          DAMAGE BY FIRE OR OTHER CAUSE

     10.01. If the Building or the demised premises shall be partially or totally damaged or destroyed by fire or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not have been terminated as in this Article 10 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the demised premises, at its expense (without limiting the rights of Landlord under any other provisions of this Lease), with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any property installed by or on behalf of Tenant.

     10.02. If the Building or the demised premises shall be partially damaged or partially destroyed by fire or other cause, then unless such fire or damage shall have resulted from the negligence of Tenant, the rents payable hereunder shall be abated to the extent that the demised premises shall have been rendered untenantable for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If the demised premises or a major part thereof shall. be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the demised premises, provided, however, that should Tenant reoccupy a portion of the demised premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

     10.03. If the Building or the demised premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the demised premises are damaged or destroyed as to require a reasonably estimated expenditure of more than forty (40%) per cent of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred eighty (180) days after the date of the casualty. In case of any damage or destruction mentioned in this Article 10, Tenant may terminate this Lease by notice to Landlord, if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the demised premises within eighteen (18) months from the date of such damage or destruction, or within such period after such date (not exceeding six (6) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control.

     10.04. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the Building pursuant to this Article 10.

     10.05. Notwithstanding any of the foregoing provisions of this Article 10, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the demised premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of uncollected insurance proceeds.

     10.06. Landlord will not carry separate insurance of any kind on Tenant's property, and, except as provided by law or by reason of its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same. Tenant shall maintain insurance on Tenant's property, and Landlord shall not be obligated to repair any damage thereto or replace the same.

     10.07. Landlord and Tenant shall each look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty.

     10.08. The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction of the demised premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                                   ARTICLE 11

                    ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

     11.01. Tenant shall not (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet the demised premises or any part thereof or allow the same to be used or occupied by others or in violation of
Article 5 hereof, (c) mortgage, pledge or encumber this Lease or the demised premises or any part thereof in any manner or permit any lien to be filed against the Lease, the demised premises or the Building by reason of any act or omission on the part of Tenant or enter into any agreement which would permit the filing of a lien by any broker, or (d) advertise, or authorize a broker to advertise, for a subtenant or an assignee, without, in each instance, obtaining the prior consent of Landlord, except as otherwise expressly provided in this
Article 11. For purposes of this Article 11, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties, through the "over-the-counter market" or through any recognized stock exchange, other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, (ii) a takeover agreement shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 11, and (iv) a modification, amendment or extension of a sublease shall be deemed a sublease.

     11.02. The provisions of Section 11.01 hereof shall not apply to transactions with (a) a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred (provided such merger or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and provided further, that the assignee has a net worth at least equal to or in excess of the net worth of Tenant immediately prior to such merger or transfer) or, if Tenant is a partnership, with a successor partnership, and (b) an "Affiliate" of Tenant, as defined in Section 22.05 hereof.

     11.03. Any assignment or transfer, whether made with Landlord's consent as required by Section 11.01 or without Landlord's consent pursuant to Section ll.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease and agree to be personally bound by and upon all of the covenants, agreements, any and all covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said Land and Building or said lease, or the said lessee of the Building, or of the Land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

     22.02. The term "Business Days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the Federal, State or local government as legal holidays as well as all other days recognized as holidays under applicable union contracts.

     22.03. "Interest Rate" shall mean a rate per annum equal to the lesser of
(a) 2% above the commercial lending rate announced from time to time by Bankers Trust Company, as its prime rate for 90-day unsecured loans, or (b) the maximum applicable legal rate, if any.

     22.04. "Legal Requirements" shall mean laws, statutes and ordinances (including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, including, without limitation, The Americans with Disabilities Act of 1990, Public Law 101-336, 42 U.S.C. ss.ss. 12101 et seq., which may be applicable to the Land or Building or the demised premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

     22.05. "Affiliate" shall mean (i) an individual, partnership, corporation, unincorporated association or other entity controlling, controlled by or under common control with the Tenant named herein and for the purposes of the foregoing, "control" shall mean ownership of 50% or more of the legal and beneficial interest in such corporation or other entity; and (ii) any of the Guarantors and Kaleidoscope Entertainment for so long as the aggregate ownership interest in any of the foregoing entities of each of Ray Volpe and/or Don Dixon is at least equal to 90% of the ownership interest therein of Ray Volpe and/or Don Dixon as of the date hereof.

                                   ARTICLE 23

                           INVALIDITY OF ANY PROVISION

     23.01. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

                                   ARTICLE 24

                                    BROKERAGE

     24.01. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker, or agent other than Riverbank Realty Company (which is currently representing Landlord) and Stuart Marshak Real Estate Corp., in connection with the consummation of this Lease. Landlord and Tenant each covenants and agrees to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent, other than the brokers set forth in this Section 24.01, claiming to have dealt with the indemnifying party with respect to this Lease or the negotiation thereof.

                                   ARTICLE 25

                                  SUBORDINATION

     25.01. Subject to the provisions of Section 25.06 hereof, this Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the real property of which the demised premises form a part and to all mortgages which may now or hereafter affect such leases or such real property, and to all renewals, modifications, replacements and extensions thereof. The provisions of this Section 25.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, the lessor of the ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination, and Tenant hereby constitutes and appoints Landlord or its successors in interest to be Tenant's attorney-in-fact, irrevocably and coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant.

     25.02. In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant under this Lease will, at the option to be exercised in writing by the lessor under such ground or underlying lease or such mortgagee or purchaser, assignee or lessee, as the case may be, either (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if said lessor, such mortgagee or purchaser, assignee or lessee, were the landlord originally named in this Lease, or (ii) enter into a new lease with said lessor or such mortgagee or purchaser, assignee or lessee, as landlord, for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining. The foregoing provisions of clause (i) of this Section 25.02 shall enure to the benefit of such lessor, mortgagee, purchaser, assignee or lessee, shall be self-operative upon the exercise of such option, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such lessor, mortgagee, purchaser, assignee or lessee agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 25.02, satisfactory to any such lessor, mortgagee, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Tenant hereby constitutes and appoints Landlord or its successors in interest to be the Tenant's attorney-in-fact, irrevocably and coupled with an interest, to execute and deliver such instrument of attornment, or such new lease, if the Tenant refuses or fails to do so promptly upon request.

     25.03. Anything herein contained to the contrary notwithstanding, under no circumstances shall the aforedescribed lessor under the ground lease or mortgagee or purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of the landlord under this Lease, be

     (a) liable for any act, omission or default of any prior landlord; or

     (b) subject to any offsets, claims or defenses which the Tenant might have against any prior landlord; or

     (c) bound by any fixed annual rent or additional rent which Tenant might have paid to any prior landlord for more than one month in advance or for more than three months in advance where such rent payments are payable at intervals of more than one month; or

     (d) bound by any modification, amendment or abridgment of the Lease, or any cancellation or surrender of the same, made without its prior written approval.

     25.04. If, in connection with the financing of the Building, the holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant will not unreasonably withhold, delay or defer making such modifications.

     25.05. Tenant agrees that, except for the first month's rent hereunder, it will pay no rent under this Lease more than thirty (30) days in advance of its due date, if so restricted by any existing or future ground lease or mortgage to which this Lease is subordinated or by an assignment of this Lease to the ground lessor or the holder of such mortgage, and, in the event of any act or omission by Landlord, Tenant will not exercise any right to terminate this Lease or to remedy the default and deduct the cost thereof from rent due hereunder until Tenant shall have given written notice of such act or omission to the ground lessor and to the holder of any mortgage on the fee or the ground lease who shall have furnished such lessor's or holder's last address to Tenant, and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notices, during which time such lessor or holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission. Tenant shall not exercise any right pursuant to this Section 26.02 if the holder of any mortgage or such aforesaid lessor commences to cure such aforesaid act or omission within a reasonable time and diligently prosecutes such cure thereafter.

     25.06. Landlord represents that there are no mortgages currently affecting Landlord's leasehold interest in the Building. With respect to future superior mortgages affecting Landlord's leasehold interest in the Building, the provisions of Section 25.01 hereof shall be conditioned upon the execution and delivery by and between Tenant and any such superior mortgagee of a so-called non-disturbance agreement on the customary form of such superior mortgagee which shall provide in substance that so long as no default exists hereunder beyond any applicable grace period (if any), Tenant shall not be disturbed in its possession of the demised premises pursuant to the provisions of this Lease. Tenant agrees to execute such agreements and return same to Landlord within ten
(10) days after Landlord's written request therefor. If Tenant shall fail to execute, acknowledge and return any such agreement within such ten (10) day period, then (x) the provisions of Section 25.01 shall apply, and (y) this Lease shall be subordinate to such future superior mortgages pursuant to the terms and conditions of such agreement, and Tenant shall be deemed to have executed and delivered such agreement to the superior mortgagee requesting such execution, notwithstanding the fact that Tenant has not, in fact, executed and delivered such agreement.

                                   ARTICLE 26

                              CERTIFICATE OF TENANT

     26.01. Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than ten (10) days prior notice, to execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force as modified and stating the modifications), certifying the dates to which the annual fixed rent and additional rent have been paid, and stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing.

                                   ARTICLE 27

                     LEGAL PROCEEDINGS, WAIVER OF JURY TRIAL

     27.01. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the demised premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding.

                                   ARTICLE 28

                              SURRENDER OF PREMISES

     28.01. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its property as herein provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

                                   ARTICLE 29

                              RULES AND REGULATIONS

     29.01. Tenant and Tenant's servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Schedule B attached hereto and made part hereof entitled "Rules and Regulations" and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant.

     Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations of the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

                                   ARTICLE 30

                             CONSENTS AND APPROVALS

     30.01. Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

                                   ARTICLE 31

                                     NOTICES

     31.01. Any notice or demand, consent, approval or disapproval, or statement required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation, such notice or demand shall be given, and shall be deemed to have been served and given when such notice or demand is mailed by registered or certified mail deposited enclosed in a securely closed post-paid wrapper, in a United States Government general or branch post office, or official depository with the exclusive care and custody thereof, addressed to either party, at its address set forth on page 1 of this Lease. After Tenant shall occupy the demised premises, the address of Tenant for notices, demands, consents, approvals or disapprovals shall be the Building. Either party may, by notice as aforesaid, designate a different address or addresses for notices, demands, consents, approvals or disapprovals.

     31.02. In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice or demand, consent, approval or disapproval, or statement, on one other person or entity designated in such request, such service to be effected as provided in
Section 31.01 hereof.

     31.03. Pursuant to Section 31.02 hereof, a copy of any of the aforesaid notices, demands, consents, approvals, disapprovals or statements to be served upon Landlord at its address on page 1 of this Lease shall also simultaneously be served upon Landlord at the following address: 280 Park Avenue--23 West, New York, New York 10017, Attn: Susan Cox, Vice President.

                                   ARTICLE 32

                                    NO WAIVER

     32.01. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the demised premises. In the event of Tenant at any time desiring to have Landlord sublet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     32.02. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                                   ARTICLE 33

                                    CAPTIONS

     33.01. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

                                   ARTICLE 34

                              INABILITY TO PERFORM

     34.01. If, by reason of (1) strike, (2) labor troubles, (3) governmental pre-emption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or any other cause or (6) any cause beyond Landlord's reasonable control, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay rent hereunder shall in no wise be affected, impaired or excused.

                                   ARTICLE 35

                         NO REPRESENTATIONS BY LANDLORD

     35.01. Landlord or Landlord's agents have made no representations or promises with respect to the Building or demised premises except as herein expressly set forth.

                                   ARTICLE 36

                                NAME OF BUILDING

     36.01. Landlord shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building.

                                   ARTICLE 37

                              RESTRICTIONS UPON USE

     37.01. It is expressly understood that no portion of the demised premises shall be used as, by or for (i) a bank, trust company, savings bank, industrial bank, savings and loan association or personal loan bank (or any branch office or public accommodation office of any of the foregoing), or (ii) a public stenographer or typist, barber shop, beauty shop, beauty parlor or shop, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency (but the foregoing shall not preclude Tenant from providing travel or tourist services to its employees and customers in connection with the conduct of Tenant's business), employment agency, public restaurant or bar, commercial document reproduction or offset printing service (but the foregoing shall not preclude Tenant from engaging in document reproduction or offset printing in connection with the conduct of its business), public vending machines, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, school or classroom, governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, a firm whose principal business is real estate brokerage, or a company engaged in the business of renting office or desk space.

                                   ARTICLE 38

                                   ARBITRATION

     38.01. In each case specified in this Lease in which resort to arbitration shall be required, such arbitration (unless otherwise specifically provided in other Sections of this Lease) shall be in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this Lease. The decision and award of the arbitrators shall be in writing, shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and awards, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

     38.02. If Tenant gives notice requesting arbitration as provided in Section 38.01, Tenant shall simultaneously serve a duplicate of the notice on each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant, and such Superior Mortgagees and Superior Lessors shall have the right to participate in such arbitration.

     38.03. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof.

                                   ARTICLE 39

                                   INDEMNITY


     39.01. Tenant shall indemnify, defend and save Landlord harmless from and against any liability or expense arising from the use or occupation of the demised premises by Tenant or anyone in the demised premises with Tenant's permission, or from any breach of this Lease by Tenant.

                                   ARTICLE 40

                               MEMORANDUM OF LEASE

     40.01. Tenant shall, at the request of Landlord execute and deliver a statutory form of memorandum of this Lease for the purpose of recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease.

                                   ARTICLE 41

                                  MISCELLANEOUS

     41.01. Irrespective of the place of execution or performance, this Lease shall be governed and construed in accordance with the laws of the State of New York.

     41.02. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

     41.03. Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

     41.04. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

     41.05. Time shall be of the essence with respect to the exercise of any option granted under this Lease.

     41.06. Except as otherwise provided herein whenever payment of interest is required by the terms hereof it shall be at the Interest Rate.

     41.07. If the demised premises or any additional space to be included within the demised premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this Lease or for the inclusion of such space for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the demised premises or such additional space shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the demised premises or such additional space until the same are available for occupancy by Tenant, provided, however, that Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the demised premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no wise affect the obligations of Tenant hereunder nor shall the same be construed in any wise to extend the term of this Lease unless specifically provided to the contrary in the preamble to this Lease and furthermore, this Section 41.07 shall be deemed to be an express provision to the contrary of Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

     41.08. In the event that Tenant is in arrears in payment of fixed annual rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

     41.09. This Lease shall not be binding upon Landlord until the same is executed by Landlord and Tenant and an executed copy thereof has been delivered to Tenant.

                                   ARTICLE 42

                                    SECURITY

     42.01. Tenant has deposited with Landlord the sum of $220,580.00 as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of fixed annual rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Landlord. In the event of a sale of the Land and Building or leasing of the Building, of which the demised premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be $220, 580.00.

     42.02. In lieu of the cash security provided for in Section 42.01 hereof, Tenant may, at any time during the term of this lease, deliver to Landlord and, shall, except as otherwise provided herein, maintain in effect at all times during the term hereof, an irrevocable letter of credit, in form and substance satisfactory to Landlord in the amount of the security required pursuant to this
Article 42 issued by a banking corporation satisfactory to Landlord and having its principal place of business or its duly licensed branch or agency in the State of New York. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Landlord given not less than 45 days prior to the expiration thereof. Except as otherwise provided in this Article 42, Tenant shall, throughout the term of this Lease deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a "Security Letter") no later than 45 days prior to the expiration date of the preceding Security Letter. The term of each such Security Letter shall be not less than one year and shall be automatically renewable from year to year as aforesaid. If Tenant shall fail to obtain any replacement of a Security Letter within the time limits set forth in this Section 42.02, Landlord may draw down the full amount of the existing Security Letter and retain the same as security hereunder.

     42.03. In the event Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To insure that Landlord may utilize the security represented by the Security Letter in the manner, for the purposes, and to the extent provided in this Article 42, each Security Letter shall provide that the full amount thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord's sight draft drawn on the issuing bank.

     42.04. In the event that Tenant defaults in respect of any of the terms, provisions, covenants and conditions of the Lease and Landlord utilizes all or any part of the security represented by the Security Letter but does not terminate this Lease as provided in Article 16 hereof, Landlord may, in addition to exercising its rights as provided in Section 42.03, retain the unapplied and unused balance of the principal amount of the Security Letter as security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this Lease, and may use, apply, or retain the whole or any part of said balance to the extent required for payment of rent, additional rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of Tenant's default in respect of any of the terms, covenants, and conditions of this Lease. In the event Landlord applies or retains any portion or all of the security delivered hereunder, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required by Section 42.02.

     42.05. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Landlord. In the event of a sale of the Land and Building or leasing of the Building, of which the demised premises form a part, Landlord shall have the right to transfer any interest it may have in the Security Letter to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Letter, provided such vendee or lessee assumes any responsibilities of Landlord with respect to such Security Letter and Tenant agrees to look solely to the new landlord for the return of said Security Letter; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Letter to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event of a sale of the Building Landlord shall have the right to require Tenant to deliver a replacement Security Letter naming the new landlord as beneficiary and, if Tenant shall fail to timely deliver the same, to draw down the existing Security Letter and retain the proceeds as security hereunder until a replacement Security Letter is delivered.

     42.06. For so long as Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, and shall have paid all installments of fixed annual rent and additional rent due hereunder within seven (7) days of the due date therefor, the security, as represented by the Security Letter, shall be reduced on the third (3rd) and fifth (5th) anniversaries of the Commencement Date such that the remaining amount upon each such anniversary date shall be as follows:

                                                                   Amount
                                                                   ------
             Third (3rd) Anniversary Date                        $183,816.67
             Fifth (5th) Anniversary Date                        $147,053.33

                                   ARTICLE 43

                                   PARTNERSHIP

     43.01. If Tenant is a partnership, the liability of each of the partners comprising the parternship Tenant shall be joint and several. The technical dissolution of Tenant by reason of the death, retirement, resignation, bankruptcy or adjudication of incompetency of one or more partners, shall not affect this Lease or the liability thereunder of the partners, and Tenant agrees that the partnership shall nevertheless continue as Tenant with respect to the remaining partners. Similarly, a merger or consolidation with another firm shall not be deemed a sublease or assignment or a violation of the provisions of this Lease.

     43.02. Upon execution of this Lease by Landlord and Tenant Tenant shall promptly deliver to Landlord a list of the names and residence addresses of all existing partners comprising the partnership Tenant. In the event Tenant admits any new partners, Tenant agrees, within thirty (30) days thereafter, to give notice to Landlord of that fact and of the name and residence address of each new partner, together with such reasonable proof as Landlord shall require that all of such new partners have in writing assumed performance of Tenant's obligations under this Lease.

     43.03. In the event of a merger or consolidation, Tenant agrees, within thirty (30) days thereafter, to give notice to Landlord of that fact and all of the names and residence addresses of the partners of the merged or consolidated firm, together with such reasonable proof as Landlord shall require that all of such partners have in writing assumed performance of Tenant's obligations under this Lease.

                                   ARTICLE 44

                                   WORK CREDIT

     44.01. Tenant hereby covenants and agrees that Tenant will, at Tenant's own cost and expense, and in a good and workmanlike manner, make and complete the work and installations in and to the demised premises set forth below in such manner so that the demised premises will be tasteful and dignified executive and general offices.

     Tenant, at Tenant's expense, shall prepare a final plan or final set of plans and specifications (which said final plan or final set of plans, as the case may be, and specifications are hereinafter called the "final plan") which shall contain complete information and dimensions necessary for the construction and finishing of the demised premises and for the engineering in connection therewith. The final plan shall be submitted by Tenant to Landlord for Landlord's written approval, which approval shall not be given or withheld in accordance with the provisions of Article 6 hereof. Tenant shall promptly reimburse Landlord upon demand for any costs and expenses incurred by

Landlord in connection with Landlord's review of Tenant's final plan. If Landlord shall disapprove the final plan, Landlord shall set forth its reasons for such disapproval and itemize those portions of the final plan so disapproved. Landlord shall not be deemed unreasonable in withholding its consent to the extent that the final plan prepared by Tenant pursuant hereto involves the performance of work or the installation in the demised premises of materials or equipment which do not equal or exceed the standard of quality adopted by Landlord for the Building.

     In accordance with the final plan, Tenant, at Tenant's expense, will make and complete in and to the demised premises (hereinafter sometimes called the "Work Area") the work and installations (hereinafter called "Tenant's Work") specified in the final plan. Tenant agrees that Tenant's Work will be performed with the least possible disturbance to the occupants of other parts of the Building and to the structural and mechanical parts of the Building and Tenant will, at its own cost and expense leave all structural and mechanical parts of the Building which shall or may be affected by Tenant's Work in good and workmanlike operating condition. At any and all times during the progress of Tenant's Work, Landlord shall be entitled to have a representative or representatives on the site to inspect Tenant's Work and such representative or representatives shall have free and unrestricted access to any and every part of the demised premises. Tenant shall advise Landlord in writing of Tenant's general contractor and subcontractor(s) who are to do Tenant's Work, and such general contractor and subcontractor(s) shall be subject to Landlord's prior written approval which approval will not be unreasonably withheld or delayed; such general contractor and subcontractors(s) shall, to the extent permitted by law, use employees for Tenant's Work who will work harmoniously with other employees on the job. Landlord shall be deemed to approve of Plaza Construction Corp. as the general contractor to do Tenant's Work.

     Tenant shall at Tenant's sole cost and expense file all necessary architectural plans and obtain all necessary approvals and permits in connection with Tenant's Work being performed by it pursuant to this Article 44.

     44.02. The following conditions shall also apply to Tenant's Work:

          (a) all Tenant's Work shall be of material, manufacture, design, capacity and color at least equal to the standard adopted by Landlord for the Building (hereinafter called "Building Standard");

          (b) Tenant, at Tenant's expense shall (i) file all required architectural, mechanical and electrical drawings and obtain all necessary permits, and (ii) furnish and perform all engineering and engineering drawings in connection with Tenant's Work. Tenant shall obtain Landlord's approval of the drawings referred to in (i) and (ii) hereof, which approval shall not be unreasonably withheld or delayed;

          (c) Tenant shall use Lehr Associates or the engineer designated by Landlord with respect to the preparation of Tenant's engineering drawings in connection with Tenant's Work; and

          (d) all Tenant's Work shall be performed by Tenant in accordance with the provisions of Article 6 hereof and Landlord's Building Rules and Regulations for Alterations.

     44.03. It is understood that of the services to be furnished by Landlord referred to in Article 21 hereof, Landlord shall not furnish any cleaning services until Tenant commences occupancy of the demised premises for the conduct of its business. Tenant shall be responsible for removal of Tenant's refuse and rubbish during the period that Tenant's Work is in progress in the demised premises.

     44.04. Landlord shall, at Tenant's written request, cooperate in all reasonable respects with Tenant in the performance by Tenant of Tenant's Work in preparing the demised premises for Tenant's occupancy and Landlord shall instruct its employees and contractors to render such assistance and to cooperate with Tenant's employees, representatives and contractors provided that to the extent that Landlord shall incur any expense in so cooperating or in rendering such assistance, Tenant shall reimburse Landlord for such expense as additional rent hereunder.

     44.05. (a) Landlord shall allow Tenant a credit in the amount of $1,058,784.00 (hereinafter called the "Work Credit"), which credit shall be solely applied against the actual construction costs and expenses incurred by Tenant, including architectural fees which are not reimbursed to Tenant pursuant to Section 44.06(i) hereof and engineering fees incurred in connection with Tenant's Work. In the event that such costs and expenses of Tenant's Work shall exceed the amount of the Work Credit, Tenant shall be entirely responsible for such excess. In the event that the amount of the Work Credit shall exceed such costs and expenses of Tenant's Work, such excess may be applied by Tenant against the installments of fixed annual rent next becoming due hereunder after the completion of Tenant's Work, provided, however, that the amount so applied shall not exceed $198,522.00. The Work Credit shall be payable by Landlord to Tenant in four equal installments as follows (provided and on condition that the submissions required pursuant to subsection 44.05(c) hereof shall have been timely submitted):

     (i) The first (1st) installment of the Work Credit shall be payable after Tenant shall complete 25% of Tenant's Work.

     (ii) The second (2nd) installment of the Work Credit shall be payable after Tenant shall complete 50% of Tenant's Work.

    (iii) The third (3rd) installment of the Work Credit shall be payable after Tenant shall complete 75% of Tenant's Work.

     (iv) The fourth (4th) installment of the Work Credit shall be payable after Tenant shall complete 100% of Tenant's Work.

In no event shall the aggregate amount of such installments exceed the Work Credit.

     (b) At any and all times during the progress of Tenant's Work, representatives of Landlord shall have the right of access to the demised premises and inspection thereof and shall have the right to withhold all or any portion of the Work Credit as shall equal the cost of correcting any portions of Tenant's Work which shall not have been performed in accordance with plans for same previously approved by Landlord. Landlord shall incur no liability obligation or responsibility to Tenant or any third party by reason of the access and inspection provided in this subsection 44.05(b).

     (c) In connection with the payment of each installment of the Work Credit, Tenant shall promptly after the completion of each quarterly portion of Tenant's Work and prior to the payment of each installment of the Work Credit furnish to Landlord (1) invoices for such portion of Tenant's Work, (2) a statement of the contractor or contractors performing Tenant's Work, acknowledging payment for such portion of Tenant's Work and releasing Tenant from all further liability for payment in connection therewith, (3) a certificate signed by Tenant's architect or an officer of Tenant certifying that such portion of Tenant's Work has been satisfactorily completed in accordance with the final plan, and (4) with respect to the final installment of the Work Credit, all Building Department sign-offs, inspection certificates and any permits required to be issued by any governmental entities having jurisdiction thereover.

     44.06. Landlord shall reimburse Tenant for: (i) Tenant's architectural fees incurred in preparing the final plans, in an amount not to exceed $20,000.00, and (ii) Tenant's reasonable moving expenses incurred in relocating its property to the demised premises from temporary space in the Building provided to Tenant on the 8th floor of the Building; provided that in both cases Tenant shall submit to Landlord copies of paid invoices evidencing Tenant's payment of such fees and expenses.

                                   ARTICLE 45

                         LANDLORD'S OPTION TO TERMINATE

     45.01. The following terms shall be defined as follows:

     (a) "Guarantor" shall mean each of Lifestyle Marketing Group, Inc. ("LMG"), Robert Towers Advertising, Inc. ("Towers") and People and Properties, Inc. ("P&P") (collectively, the "Guarantors").

     (b) "Guaranty" with respect to any of the Guarantors shall mean the guaranty agreement executed by such Guarantor concurrently with the execution and delivery hereof with respect to the obligations of Tenant under this Lease.

     (c) "Insolvency Event" with respect to any of the Guarantors shall mean:
(1) whenever such Guarantor shall make an assignment of its property for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or any involuntary petition alleging an act of bankruptcy or insolvency shall be filed against such Guarantor under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against such Guarantor under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by such Guarantor under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of such Guarantor or of or for the property of such Guarantor shall be appointed, or (2) whenever such Guarantor shall be deemed to be in default of its Guaranty pursuant to the terms thereof.

     (d) "Premises Reduction Event" shall mean:

          (i) the occurrence of an Insolvency Event with respect to LMG, or

          (ii) The cumulative occurrence of Insolvency Events with respect to P&P and Towers,

          (iii) The cumulative occurrence of Insolvency Events with respect to LMG and P&P; or

          (iv) The cumulative occurrence of Insolvency Events with respect to LMG and Towers.

     (e) "Applicable Reduction Percentage" shall mean:

          (i) 50% with respect to a Premises Reduction Event described in clause
          (i) or clause (ii) of Section 45.01(c) hereof, or

          (ii) 80% with respect to a Premises Reduction Event described in clause (iii) of Section 45.01(c) hereof; or

          (iii) 70% with respect to a Premises Reduction Event described in clause (iv) of Section 45.01(c) hereof.

     45.02. In the event that a Premises Reduction Event shall occur, then in such event Tenant shall have the option, at Tenant's sole election, but subject to Landlord's rights hereinafter set forth in this Article 45, to offer to surrender to Landlord a portion of the demised premises, to be designated by Landlord as hereinafter set forth, containing the Applicable Reduction Percentage of rentable square feet thereof (such portion is herein called the "Take Back Space"). Tenant shall exercise such option by giving notice thereof ("Tenant's Reduction Notice") to Landlord within thirty (30) days after the occurrence of such Premises Reduction Event.

     45.03. If Tenant shall timely give the Reduction Notice, then such Reduction Notice shall be deemed an offer by Tenant to Landlord whereby Landlord may, at Landlord's option (A) terminate this Lease with respect to the entire demised premises, or (B) to accept Tenant's surrender of the Take Back Space. Landlord shall exercise its option by notice ("Landlord's Exercise Notice") to Tenant given within sixty (60) days after Landlord's receipt of Tenant's Reduction Notice. If Tenant shall not timely give the Reduction Notice, then this Lease and Tenant's obligations hereunder shall remain unmodified and in full force and effect.

     45.04. If Landlord exercises its option to terminate this Lease with respect to the entire demised premises pursuant to clause (A) of Section 45.03 hereof, then this Lease and the term and estate hereby granted shall end and expire upon the date ("Landlord's Option Date") occurring thirty (30) days after the giving of Landlord's Exercise Notice, and the fixed rent and additional rent payable hereunder shall be apportioned as of Landlord's Option Date.

     45.05. If Landlord shall exercise its option to accept Tenant's surrender of the Take Back Space pursuant to clause (B) of Section 45.03 hereof, then

     (i) Landlord shall designate the Take Back Space, on a floor plan submitted to Tenant with Landlord's Exercise Notice, which Take Back Space shall contain approximately the Applicable Reduction Percentage of rentable square feet originally contained in the demised premises and Tenant shall surrender to Landlord the Take Back Space as of the Landlord's Option Date and the term of this Lease with respect to the Take Back Space shall terminate and expire as of the Landlord's Option Date;

     (ii) Landlord, at Landlord's expense, shall construct demising walls to separate the area remaining in the demised premises from the Take Back Space;

     (iii) From and after the Landlord's Option Date, this Lease shall be modified as follows:

          (a) The demised premises shall mean the rentable area of the second floor less the Take Back Space; and

          (b) The original fixed annual rent set forth in Section 1.01 hereof and the original Tenant's Proportionate Operating Share and the original Tenant's Proportionate Tax Share set forth in Article 3 hereof shall each be reduced by the Applicable Reduction Percentage.

     (iv) Except as otherwise provided, Tenant's occupancy during the remainder of the term of this Lease shall be on the same terms and conditions as were in effect immediately prior to the modification of this Lease.

     45.06. Tenant shall to cause each of the Guarantors to deliver to Landlord on or before March 31 of each year during the term of this Lease such Guarantor's financial statement for the preceding year prepared by a Certified Public Accountant in accordance with generally accepted accounting principles and certified by such Guarantor's chief financial officer to be true and correct.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.


                                            LANDLORD:

                                            PARK AVENUE SOUTH/ARMORY, INC.

Attest:

/s/ Colleen Robertson                       By: /s/ Susan Cox
--------------------------------               ---------------------------------
                                            TENANT:
ATTEST:                                     KALEIDOSCOPE HOLDINGS, INC.




/s/ [ILLEGIBLE]                             By: /s/ Peter Chapman
--------------------------------               ---------------------------------
Secretary                                                 President


Tenant's Tax Identification Number is
                                      ----------------.

STATE OF NEW YORK )
                  : ss.:
COUNTY OF NEW YORK)

     On this 9th day of June, 1992, before me personally came Susan E. Cox, to me known, who, being duly sworn by me, did depose and say that he resides at 1
W. 64th St., NY, NY, that he is the Vice President of PARK AVENUE SOUTH/ARMORY, INC., a corporation, the corporation mentioned in, and which executed the foregoing instrument as Landlord; and that he signed his name thereto by order of the Board of Directors of said corporation.

        JUNE A. POLITANO
  Notary Public, State of New York
        No. 30-4905885
    Qualified in Nassau County                              June A. Politano
Certificate Filed in New York County                       ------------------
    Commission Expires  9/28/93                               Notary Public

                                CORPORATE TENANT

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

     On this 2nd day of June, 1992, before me personally came Peter Chapman to me known, who being by me duly sworn, did say that he resides at 16 Willow Road, Riverside, CT, that he is President of KALEIDOSCOPE HOLDINGS, INC., the corporation described in and which executed the foregoing instrument as Tenant; and that he signed his name thereto by order of the board of directors of said corporation.


                                                  /s/ Jenny G. H. Lam
                                                 -------------------------------
                                                         Notary Public

                                                        JENNY G. H. LAM
                                                Notary Public, State of New York
                                                        No. 31-4919183
                                                 Qualified in New York County
                                                  Commission Expires 2/8/94

     This guaranty (hereinafter called the "Guaranty") is made as of this 5th day of June, 1992 by and between LIFESTYLE MARKETING GROUP, INC., a ______________ corporation, having an office at 375 Hudson Street, New York, New York (hereinafter called "Guarantor"), and PARK AVENUE SOUTH/ARMORY, INC., a ________________ corporation, having an office at c/o Montrose Realty Corporation, 380 Madison Avenue, New York, New York 10017-2593 (hereinafter called "Landlord").

                                   WITNESSETH:

     WHEREAS:

     A. Concurrently with the execution and delivery hereof, Kaleidoscope Holdings, Inc. (hereinafter called "Tenant") is entering into a lease and a certain temporary space agreement (hereinafter collectively called the "Lease") with Landlord covering certain space in 345 Park Avenue South, New York, New York;

     B. As an inducement for Landlord to enter into the Lease, Landlord desires to have Guarantor guarantee the payment, performance and observance of the obligations of Tenant under the Lease as hereinafter set forth.

     NOW THEREFORE, for value received, and to induce Landlord to enter into the Lease, Guarantor covenants and agrees as follows:

     1. Definitions. As used in this Guaranty, the terms set forth below will have the following meanings:

          (a) "Affiliate" when used with respect to any Person (as such term is hereinafter defined) shall mean a corporation, partnership, tenancy-in-common or other business entity or individual which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of the foregoing definition and as used in this Guaranty, "control" (including "control by" and "under common control with") shall mean ownership of not less than fifty percent (50%) of each class of the authorized and outstanding stock of a corporation and not less than fifty percent (50%) of all of the legal and equitable interests in a partnership or other business entity (determined without regard to cash flow preferences and similar items).

          (b) "Person" shall mean a natural person, a partnership, a corporation and any other form of business or legal entity.

          (c) "Prime Rate" shall mean the rate announced as the prime rate by Bankers Trust Company, or its successor. Any interest payable with reference to the Prime Rate shall be adjusted on a daily basis based upon the Prime Rate in effect at the time in question and shall be calculated with respect to the actual number of days elapsed on the basis of a 360 day year with 12 months of 30 days each.

          (d) "Business Days" shall mean all days which are not a Saturday, Sunday, or a day observed as a holiday by either the State of New York or the Federal Government.

          (e) "Other Guarantors" shall mean Robert Towers Advertising, Inc. ("Towers") and People and Properties, Inc. ("P&P").

          (f) "Other Guaranty" with respect to any of the Other Guarantors shall mean the guaranty agreement executed by such Other Guarantor concurrently with the execution and delivery hereof.

          (g) "Insolvency Event" when used with respect to either of the Other Guarantors shall mean: (1) whenever such Other Guarantor shall make an assignment of its property for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or any involuntary petition alleging an act of bankruptcy or insolvency shall be filed against such Other Guarantor under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against such Other Guarantor under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by such Other Guarantor under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of such Other Guarantor or of or for the property of such Guarantor shall be appointed, provided, however, that if such event occurs without the acquiescence of such Other Guarantor, then an Insolvency Event shall not be deemed to occur until after the event continues for thirty (30) days; (2) whenever such Other Guarantor shall be deemed to be in default of its Other Guaranty pursuant to the terms thereof.

          (h) "Applicable Percentage" shall mean 50%, provided, however that such percentage shall be increased as follows:

               (i) from and after the occurrence of an Insolvency Event with respect to Towers (and an Insolvency

          Event shall not have occurred with respect to P&P), the Applicable Percentage shall mean 62.5%;

               (ii) from and after the occurrence of an Insolvency Event with respect to P&P (and an Insolvency Event shall not have occurred with respect to Towers), the Applicable Percentage shall mean 71.43%; and

               (iii) if an Insolvency Event shall have occurred with respect to Towers and P&P, then from and after the occurrence of the later Insolvency Event, the Applicable Percentage shall mean 100%.

     2. Obligations Guaranteed. Guarantor absolutely, unconditionally and irrevocably, without offset or deduction, guarantees to Landlord the full and timely payment, performance and observance of all the terms, covenants and conditions, whether monetary or non-monetary or both (hereinafter collectively called the "Obligations") to be paid, performed and observed under the Lease by Tenant, provided, however, that Guarantor's liability hereunder shall not exceed the Applicable Percentage of any such Obligations.

     3. Absolute, Unconditional Guarantee. This Guaranty is an absolute, present, primary, continuing, unlimited and unconditional guarantee and undertaking of payment, performance and observance of all the Obligations, and, without limitation, is in no way conditioned or contingent upon any effort or attempt by Landlord to seek performance or payment from Tenant or upon any other condition or contingency. Irrespective of whether or the extent to which the Tenant may have undertaken to Landlord to pay or perform any of the Obligations,
(y) if the Tenant at any time shall default in the payment, performance or observance of any of the Obligations, upon notice of such default, Guarantor shall pay and perform such Obligations in the place and stead of the Tenant, and
(z) Landlord is not and shall not be required first to pursue any right or remedy against or seek any redress from the Tenant or any other Person.

     4. Reliance. Guarantor makes this Guaranty knowing that Landlord is relying and will rely on this Guaranty in executing and delivering the Lease.

     5. Obligations Not Affected. (a) The obligations and liability of Guarantor in respect of each of the Obligations and otherwise under this Guaranty shall not be impaired, abated, deferred, diminished, modified or otherwise affected by any event, condition, occurrence, circumstance, proceeding, action or failure to act, with or without notice to, or the knowledge or consent of, Guarantor, including but not limited to: (a) any amendment, extension or modification of or addition or supplement to the Lease, except that insofar as the Obligations change by reason thereof, this Guaranty shall extend to the Obligations as they may be extended, diminished, reduced, or otherwise changed by reason thereof; (b) any modification, compromise, settlement, adjustment or extension of any obligation or liability under the Lease, except that insofar as the Obligations change by reason thereof, this Guaranty shall extend to the Obligations as they may be extended, diminished, reduced, or otherwise changed by reason thereof; (c) any waiver, consent, indulgence, forbearance, lack of diligence, action or inaction on the part of Landlord in enforcing any Obligations of Tenant, or Guarantor, or any other Person in connection with the Lease; (d) any irregularity in or invalidity or unenforceability of all or any part of the Lease, or the obligations or liability of Tenant thereunder; (e) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, rehabilitation or similar or dissimilar proceeding involving or affecting Tenant or the Lease, including, without limitation, any termination or rejection of the Lease in connection with such proceedings (and any limitation on the liability of Tenant in such proceeding shall not diminish or limit the liability of Guarantor); (f) any assignment, conveyance, mortgage, merger or other transfer, voluntarily or involuntarily (whether by operation of law or otherwise), of all or any part of Tenant's interest in the Lease; (g) any assignment, conveyance, mortgage, merger or other transfer, voluntarily or involuntarily (whether by operation of law or otherwise), of all or any part of Landlord's interest in the Lease except that insofar as same diminishes or extinguishes the Obligations of Tenant under the Lease, this Guaranty shall extend to the Obligations as they may be so diminished or extinguished; (h) any failure ~ Landlord to mitigate damages arising from a breach, violation or default by Tenant or Guarantor except insofar as such failure would limit the Obligations of Tenant under the Lease; and (i) any other circumstance or condition whatsoever which might give rise to a discharge, limitation or reduction of liability of a surety or guarantor, other than actual payment and performance.

     (b) If, pursuant to law or to any option granted by the Lease, the Lease shall be renewed, or its term extended, for any period beyond the date specified in the Lease for the expiration of said term, or if pursuant to any such option, additional space shall be included in, or substituted for all or any part of, the premises demised by the Lease, or if the

Lease be modified by agreement between Landlord and Tenant in any other similar or dissimilar respect, the obligations hereunder of Guarantor shall extend and apply with respect to the full and faithful keeping, performance and observance of all of the covenants, agreements, terms, provisions and conditions which under such renewal of the Lease or extension of its term and/or with respect to any such additional space, or which under any supplemental indenture or new lease or modification agreement, entered into for the purpose of expressing or confirming any such renewal, extension, inclusion, substitution or modification, are to be kept, performed and observed by Tenant (expressly including, without being limited to, the payment as and when due of Fixed Rent, Additional Charges and damages provided for thereunder) and the payment of any and all other damages for which Tenant shall be liable by reason of any act or omission contrary to any of said covenants, agreements, terms, provisions or conditions.

     6. Recovery Against Guarantor. Recovery may be had against Guarantor in any action, suit or proceeding or in an independent action, suit or proceeding without any requirement that Landlord first or simultaneously assert, prosecute or exhaust any right, power or remedy against Tenant. In addition, if Landlord shall obtain a judgment against Tenant in any jurisdiction as a result of the default in the payment, performance or observance of any of the Obligations, Guarantor shall be bound thereby, as if Guarantor were a party to the action, suit or proceeding in which the judgment was obtained (even though Guarantor was not a party thereto).

     7. Indemnity; Costs of Enforcement; Interest. Guarantor shall indemnify and hold Landlord harmless from and against any and all damages, losses, expenses, liabilities and claims arising from any breach by Guarantor of its obligations under this Guaranty. Guarantor shall also reimburse Landlord for all costs and expenses (including reasonable counsel fees) incurred by or on behalf of Landlord in enforcing the obligations or liability of Guarantor hereunder. If Guarantor shall fail to pay to Landlord any sum of money (other than interest) under this Guaranty prior to the expiration of the grace period, if any, provided in the Lease, then Guarantor shall pay to Landlord interest on such overdue amount at a rate equal to two (2%) percent per annum in excess of the Prime Rate from the later to occur of (i) the date such payment is due and (ii) the expiration of such grace period, if any, until the date such payment is made.

     8. Waiver. Guarantor absolutely and unconditionally waives all requirements of diligence and all notices and consents which may otherwise be necessary, whether by statute, rule of law or otherwise, to charge Guarantor or to preserve Landlord's rights and remedies against Guarantor under this Guaranty, including notice of the acceptance of this Guaranty and notice of default, notice of the performance or nonperformance of any of the Obligations, demand of payment from Tenant except to the extent required by the Lease, and notice of nonpayment or failure to perform on the part of Tenant; provided, however, that prior to commencing an action or proceeding against Guarantor for payment or performance pursuant to this Guaranty, Landlord shall send to Guarantor demand for payment or performance by Guarantor under this Guaranty.

     9. Term. This Guaranty shall remain in full force and effect in favor of Landlord with respect to the Lease until all of the Obligations under Lease have been fully paid and performed or are no longer required to be paid and performed under the Lease. Upon Guarantor's request after all the Obligations have been fully paid and performed with respect to either Agreement, or are no longer required to be paid and performed, Landlord shall confirm the same in a written instrument delivered to Guarantor.

     10. No Subrogation. Until all of the Obligations are fully paid and performed or are no longer required to be paid and performed, Guarantor (a) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor in compliance with such Obligations; (b) waives any right to enforce any remedy which Guarantor now has or hereafter may have against Tenant by reason of any one or more payments or acts of performance in compliance with such Obligations; and (c) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

     11. Amendment; No Waiver. No right or benefit in favor of Landlord under this Guaranty shall be deemed waived, no obligation or liability of Guarantor under this Guaranty shall be deemed modified, diminished, released, compromised, extended, discharged (other than to the extent of actual payment and performance and except as otherwise provided herein), terminated or otherwise affected, and no provision or term of this Guaranty may be amended, modified, terminated or otherwise changed except by an instrument in writing, specifying the same, signed by an officer of Landlord. Any such waiver shall be applicable only to the specific instance with respect to which it is given. No delay on the part of Landlord in exercising any right, power or privilege under this

Guaranty nor any failure to exercise the same shall operate as a waiver of or otherwise affect any right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     12. Liability of Co-Guarantors. (a) The liability of Guarantor hereunder is coextensive and also joint and several with that of any other guarantor, including, without limitation, the Other Guarantors, pursuant to any other guaranty now or hereafter executed, and action or suit may be brought against Guarantor and carried to final judgment and/or completion and final recovery had, without making any such other guarantor a party hereto, provided, however, that Guarantor's liability hereunder shall not exceed the Applicable Percentage of the Obligations. The liability of Guarantor hereunder shall not be impaired, released, terminated or discharged, in whole or in part, by the release of any such other guarantor from liability for the performance or observance of any of the covenants under the Lease on the part of Tenant to be performed, whether by operation of law or otherwise and whether or not notice of such release is given to such Co-Guarantor.

     (b) Guarantor will not merge or consolidate with any corporation unless (A) either (i) Guarantor is the surviving corporation or (ii) contemporaneously with such merger or consolidation, the surviving corporation executes and delivers to Landlord a guaranty of the obligations, substantially in the form and substance of this Guaranty, together with reasonably satisfactory evidence of the due authorization, execution, delivery, validity, binding effect and enforceability thereof, and (B) the financial condition of the surviving entity shall not be materially adversely changed from the financial condition of the Guarantor prior to such merger or consolidation.

     (c) Guarantor shall not assign, transfer or otherwise dispose of, by operation of law or otherwise, any material part of Guarantor's assets for less than the fair value thereof if as a result of such assignment, transfer or disposition, the financial condition of Guarantor shall be materially adversely changed from its financial condition as of the date hereof.

     (d) Guarantor agrees to submit to Landlord on or before March 31 of each year during which this Guaranty is in effect the Guarantor's certified audited financial statement for the preceding year prepared by a Certified Public

Accountant in accordance with generally accepted accounting principles consistently applied.

     13. Representations and Warranties of the Guarantor. Guarantor represents and warrants to Landlord that as of the date hereof:

          (a) It has full power, authority and legal right to execute, deliver, perform and observe the provisions of this Guaranty, including, without limitation, the payment of all moneys hereunder.

          (b) The execution, delivery and performance by Guarantor of this Guaranty has been duly authorized by all necessary corporate action.

          (c) This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, and other laws affecting creditors' rights generally.

          (d) Guarantor is not in violation of any decree, ruling, judgment, order or injunction applicable to it or of any law, ordinance, rule or regulation of whatever nature which would materially and adversely affect its ability to carry out any of the terms, covenants and conditions of this Guaranty, nor, are there any actions, proceedings, or investigations pending or, to the best knowledge of Guarantor, threatened, against or affecting it (or any basis therefor known to it) before or by any court, arbitrator, administrative agency or other governmental authority or entity, any of which, if adversely decided, would materially and adversely affect its ability to carry out any of the terms, covenants and conditions of this Guaranty.

          (e) No authorization, approval, consent or permission (governmental or otherwise) of any court, agency, commission or other authority or entity is required for the due execution, delivery, performance or observance by Guarantor of this Guaranty or for the payment of any sums hereunder.

          (f) Guarantor is not in default in the observance or performance of the terms and conditions of any loan or other agreement to which it is a party or by which it is bound, which default might materially and adversely affect its ability to carry out any of the terms, covenants and conditions of this Guaranty.

          (g) Neither the execution and delivery of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, conflict or will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Guarantor, or similar documents of Guarantor, or of any law, order, writ, injunction or decree of any court of governmental authority, or of any agreement or instrument to which Guarantor is a party or by which it is bound, or constitutes or will constitute a default thereunder.

          (h) Tenant is an Affiliate of Guarantor and is directly or indirectly controlled by Guarantor.

          (i) The Internal Income Statement of Guarantor for 1991 previously submitted to Landlord is true and correct.

     14. Events of Default.

     (a) Guarantor acknowledges and agrees that it shall be deemed to be in default under this Guaranty if at any time during the term of this Guaranty any of the following (hereinafter called an "Event of Default") shall occur:

          (i) If, after notice to Guarantor of a default continuing beyond any applicable grace period under the Lease by Tenant, Guarantor shall fail to pay and perform or cause the payment and performance of the Obligations thereunder;

          (ii) If Guarantor shall otherwise default in the performance of its obligations under this Guaranty and such default shall continue for ten
     (10) days after Landlord notifies Guarantor thereof, provided that if by its nature any default cannot be cured within said ten (10) day period, then Guarantor shall not be deemed in default hereunder so long as within such period Guarantor commences and thereafter diligently proceeds to cure such default; or

          (iii) If any of the representations made by Guarantor in this Guaranty shall be untrue in any material respect.

     (b) If an Event of Default shall occur, Landlord may elect to proceed by appropriate judicial proceedings, either at law or in equity, to enforce the performance or observance by Guarantor of the applicable provisions of this Guaranty or recover damages for the breach thereof, or both.

     15. Notices. All notices, demands, requests, consents, approvals or other communications (hereinafter collectively called "Notices") desired or required to be given under this Guaranty shall be in writing, and, any law or statute to the contrary notwithstanding, shall be effective for any purpose if given or served by (i) prepaid certified or registered mail, return receipt requested, or
(ii) nationally recognized overnight courier service, such as Federal Express or Purolator, addressed as follows:

     If to Landlord, to it at:

          c/o Montrose Realty Corporation
          380 Madison Avenue
          New York, New York 10017-2593
          Attn: Tom Warren, Vice President

     with a copy to:

          Park Avenue South/Armory, Inc.
          280 Park Avenue, 23 West
          New York, New York 10017
          Attn: Susan Cox, Vice President

     If to Guarantor, to it at:


          Attn:

     and

All Notices shall be deemed given or served, in the case of Notices given or served by certified or registered mail, on the third Business Day after deposit thereof (including all required copies thereof as set forth above) in the United States mails, postage prepaid, notices given and in the case of notices given served by a nationally recognized overnight courier, one Business Day after deposit thereof with such courier. In the event a postal strike shall be in progress at the time a Notice is given or served, that Notice shall not be deemed given or served unless and until a copy thereof is personally delivered to the addressee or, in the case of a Notice to an addressee having an address outside New York City, until a copy thereof is sent by telex to the addressee at the telex number provided by such addressee. A Person entitled to notice under this Guaranty may change or add to the addresses to which Notices to it shall be delivered by notice in accordance with this section, except that at no time shall any

Person giving a Notice under this Guaranty be required to give, in the aggregate, more than four copies of such Notice.

     16. Miscellaneous.

     (a) If Landlord shall be obligated by reason of any bankruptcy, insolvency or other legal proceeding to repay to Guarantor or pay to an Affiliate of Guarantor or to any trustee, receiver or other representative of any of them, any amounts previously paid by Guarantor pursuant to this Guaranty, this Guaranty shall be deemed reinstated to the extent of such repayment made by Landlord, except to the extent, if any, that such repayment is prohibited by law or that such repayment constituted merely a reimbursement of any overpayment. The Landlord shall not be required to litigate or otherwise dispute its obligation to make such repayments if in good faith and on the advice of counsel it believes that such obligation exists.

     (b) The validity and enforcement of this Guaranty shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, without the aid of any presumption against the party drafting or causing any provision of this Guaranty to be drafted.

     (c) The Landlord and Guarantor shall each, at any time and from time to time, within ten (10) Business Days following the request by the other, execute, acknowledge and deliver to the other a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications) and that to the best of the certifying party's knowledge, Guarantor is not in default hereunder (or if there is such a default, describing such default in reasonable detail).

     (d) This Guaranty shall inure to the benefit of Landlord and its respective successors and permitted assigns under the Lease, and shall be binding upon Guarantor and its successors and assigns.

     (e) All remedies afforded to Landlord by reason of this Guaranty or the Lease, or otherwise available at law or in equity, are separate and cumulative remedies and it is agreed that no one remedy, whether or not exercised by Landlord shall be deemed to be in exclusion of any other remedy available to Landlord and shall not limit or prejudice any other legal or equitable remedy which Landlord may have.

     (f) If any provision of this Guaranty or the application thereof to any Person or circumstance shall to any extent be held void, unenforceable or invalid, then the remainder of this Guaranty or the application of such provision to Persons or circumstances other than those as to which it is held void, unenforceable or invalid, shall not be affected thereby and each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

     (g) This Guaranty may not be changed or terminated and no provisions hereof may be waived orally, but only by a writing signed by the party against whom such change, termination or waiver is sought.

     (h) Guarantor hereby expressly waives: (i) trial by jury of any and all issues arising in any action, suit or proceeding to which Landlord and Guarantor may be parties upon, under or connected with this Guaranty or any of its provisions, directly or indirectly; (ii) the right to interpose all substantive and procedural defenses of the law of guaranty, indemnification and suretyship, except the defenses of prior payment or prior performance or any other defense which Tenant might properly assert under the terms of its Lease other than any defense based in whole or in part or any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Tenant; and (iii) all rights and remedies including, without limitation, any extension of time conferred by any law now or hereafter in effect.

     (i) The captions of this Guaranty are for convenience of reference only and in no way define, limit or describe the scope or intent of this Guaranty or in any way affect this Guaranty.

     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.


                                                LIFESTYLE MARKETING GROUP,
                                                INC., Guarantor


                                                By: /s/  [ILLEGIBLE]
                                                   -----------------------------

     The Landlord is executing this Guaranty solely to evidence its acceptance hereof:


                                                PARK AVENUE SOUTH/ARMORY,
                                                INC., Landlord


                                                By: /s/  Susan Cox
                                                   -----------------------------
                                                    Susan Cox

STATE OF NEW YORK  )
                   )
COUNTY OF NEW YORK )


     On this 3rd day of June, 1992, before me personally came Edward I. Shapers, to me known, who, being by me duly sworn, did depose and say that he resides at 315 East 68th St., #8.0, New York, N.Y.

     ; that he is Vice President of LIFESTYLE MARKETING GROUP, INC., the guaranty described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                                  /s/ Jenny G. H. Lam
                                                 -------------------------------
                                                          Notary Public

                                                        JENNY G. H. LAM
                                                Notary Public, State of New York
                                                        No. 31-4919183
                                                  Qualified in New York County
                                                   Commission Expires 2/8/94


STATE OF NEW YORK  )
                   )
COUNTY OF NEW YORK )

     On this 9th day of June, 1992, before me personally came Susan E. Cox, to me known, who, being by me duly sworn, did depose and say that he resides at 1
W. 64th St., New York, NY.

     ; that he is Vice President of PARK AVENUE SOUTH/ARMORY, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



        JUNE A. POLITANO                                 /s/ June A. Politano
 Notary Public, State of New York                        -----------------------
        No. 30-4905885                                        Notary Public
   Qualified in Nassau County
Certificate Filed in New York County
   Commission Expires 9/28/93